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Extendible Commercial Notes Announcement                    [GOLDMAN SACHS LOGO]

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                                                     DRAFT\CARDINAL-ECN 11-14-00


                              CARDINAL HEALTH, INC.

                PRIVATE PLACEMENT OF EXTENDIBLE COMMERCIAL NOTES

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THE NOTES, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS (A) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") AND THAT EITHER IS PURCHASING NOTES FOR ITS OWN ACCOUNT, IS A U.S. BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR (B) A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE OTHER ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO GOLDMAN, SACHS & CO. OR ANOTHER PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE "PLACEMENT AGENTS"), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.


                             RATINGS: AS OF NOVEMBER __, 2000
                     Extendible Commercial Notes      Commercial Paper     Long-Term Debt
      S&P                      A-1                          A-1                  A
      Moody's                  P-1                          P-1                  A2
      Fitch                    F1                           F1                   A

      Ratings are not a recommendation to purchase, hold or sell Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to the rating agencies by the Company and information obtained by the rating agencies from other sources. The ratings are only accurate as of the date above and may be changed, superseded or withdrawn as a result of changes in, or unavailability of, such information, and therefore, a prospective purchaser should check the current ratings before purchasing Notes.

                              Goldman, Sachs & Co.
                                 November 2000

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
CARDINAL HEALTH, INC.

TERMS OF EXTENDIBLE COMMERCIAL NOTES
------------------------------------

Issuer: Cardinal Health, Inc. (the "Company")is a leading provider of services supporting healthcare. The Company and its subsidiaries provide a broad array of complementary products and services to health care providers and manufacturers to help them improve the efficiency and quality of health care, including pharmaceutical distribution, health care product manufacturing, distribution and consulting services, drug delivery systems development, pharmaceutical packaging and repackaging, automated dispensing systems, manufacturing, hospital pharmacy management, retail pharmacy franchising, and health care information systems development.

Incorporated in:              Ohio

Securities:                   Unsecured notes (the "Notes").

Offering  Price:              Par less a discount representing an
                              interest factor for the period from the date of issue to (but excluding) the Initial Redemption
                              Date, as defined below.

Minimum Purchase:             $250,000 minimum principal amount.

Initial Redemption Date:      Not more than 90 days from date of issue.

Final Maturity Date:          390 days from date of issue, or if such
                              day is not a Business Day (as defined in the Notes), on the next succeeding Business Day.

Initial Redemption:           Notes may not be redeemed prior to the
                              Initial Redemption Date. The Notes will be redeemed (in whole but not in part) by the Company on the Initial Redemption Date at 100% of principal amount, unless the Company delivers to the issuing and paying agent for the Notes (the
                              "Paying Agent") by 11:00 a.m. on the Initial
                              Redemption Date a notice that it has elected not to redeem the Notes. THERE CAN BE NO ASSURANCE
                              THAT THE COMPANY WILL REDEEM THE NOTES ON THE
                              INITIAL REDEMPTION DATE OR AT ANY OTHER TIME PRIOR
                              TO THE FINAL MATURITY DATE.

Interest:                     The Notes will not bear interest from the date of
                              issue to the Initial Redemption Date. If Notes are not redeemed on the Initial Redemption Date, such Notes will bear interest from the Initial
                              Redemption Date at a floating rate of interest
                              (the "Reset Rate") calculated as set forth below under "Reset Rate". For each Interest Period, interest will accrue from (and including) the first day of such Interest Period to (but excluding) the last day of such Interest Period at the Reset Rate for such Interest Period.

Interest Period:              Each successive one month period following
                              the Initial Redemption Date.

Interest Payment Dates:       The first day of each next succeeding Interest
                              Period.

Reset Rate:                   The Reset Rate for each Interest Period will be
                              a per annum rate equal to the greater of (1) the Specified Percentage (set forth in the table below) of LIBOR (as defined below) for such Interest Period and (2) LIBOR for such Interest
                              Period plus the Minimum Margin (set forth in the table below). The Specified Percentage and Minimum
                              Margin will be determined based on the Prevailing
                              Ratings (as defined below), as follows:

                                                 Prevailing Rating
                                                 -----------------
                                Standard                           Specified    Minimum
                                & Poor's           Moody's        Percentage     Margin
                              -------------      -------------    ----------    -------
                                A-1+               P-1               110%         0.25%
                                A-1                P-1               115%         0.50%
                                A-2                P-2               130%         1.50%
                                A-3                P-3               150%         2.50%
                              Lower than A-3     Lower than P-3      175%         4.00%
                              (or rating         (or rating
                              discontinued)      discontinued)


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
CARDINAL HEALTH, INC.

                              If the Prevailing Ratings would indicate different Specified Percentages and Minimum Margins as a result of split ratings assigned to the Company, the Specified Percentage and Minimum Margin shall be the arithmetic average thereof.

Prevailing Ratings:           The Company's short-term debt ratings
                              assigned by Standard and Poor's ("S&P") and Moody's Investors Service, Inc. ("Moody's") or any comparable future designation by any successor rating agency; provided, however, that, if at the time of any determination S&P or Moody's has announced that the Company's short-term debt ratings are on S&P's CreditWatch (negative) or on review for downgrade by Moody's, then the Prevailing Rating from such agency shall not be the rating then assigned by such agency but instead will be the next lower rating of such agency. The Prevailing Ratings for each Interest
                              Period will be the ratings assigned to the Company as of 11:00 a.m. on the first day of such Interest
                              Period.

LIBOR: One month LIBOR, as defined in the Notes. LIBOR for each Interest Period will be determined by the Calculation Agent on the second LIBOR Business Day (as defined in the Notes) prior to the first day of such Interest Period.

Subsequent Redemption:        After the Initial Redemption Date, Notes will be
                              redeemable at the option of the Company at any time on not less than five nor more than 25 days' notice at a redemption price equal to 100% of the principal amount together with accrued and unpaid interest to the date of redemption.

Events of Default:            In the event of the occurrence, on or after the
                              Initial Redemption Date, of (i) default in any payment of principal of or interest on a Note
                              (including on a redemption of a Note on the Initial Redemption Date); or (ii) certain events involving bankruptcy, insolvency or reorganization of the Company, then in any such case the principal amount of each obligation evidenced by such Note (together with any accrued and unpaid interest thereon) shall be due and payable immediately.

Settlement:                   Unless otherwise agreed to, same day basis, in
                              immediately available funds.

Issuing and Paying Agent:     Bank One, N.A.

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CARDINAL HEALTH, INC.

HOW TO GET INFORMATION ABOUT THE COMPANY
----------------------------------------

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and certain other public information ("SEC Filings") with the Securities and Exchange Commission (the "SEC"). Certain SEC Filings are available via electronic means including the Internet (http://www.sec.gov/cgi-bin/srch-edgar) and Bloomberg Business News. All SEC Filings can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain Regional Offices of the SEC. Copies of SEC Filings can be obtained by mail from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates. The Company is offering the opportunity to each prospective purchaser, prior to purchasing any Notes, to ask questions of, and receive answers from, the Company and to obtain relevant information to the extent the Company possesses the same or can acquire it without unreasonable effort or expense. To ask any such questions or request additional information regarding the offering or the Company contact: Donna Brandin, Treasurer, Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017, (614) 757-5505.

To ask any other questions, contact the Money Markets Investor Services Group at Goldman, Sachs & Co., (212) 902-8470.



IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NEITHER GOLDMAN, SACHS & CO. NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED OR REFERRED TO HEREIN.

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